UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 4, 2019

Retail Value Inc.

(Exact name of registrant as specified in charter)

Ohio	1-38517	34-1723097
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3300 Enterprise Parkway, Beachwood, Ohio	44122
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (216) 755-5500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, Par Value $0.10 Per Share	RVI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Officer Transition

On November 4, 2019, Matthew L. Ostrower, Executive Vice President, Chief Financial Officer and Treasurer of Retail Value Inc. (the “Company”), notified the Company that he will resign from such position with the Company on November 27, 2019. Mr. Ostrower has indicated to the Company that his resignation is not the result of any dispute or disagreement with the Company’s accounting principles or practices or financial statements and disclosures. It is anticipated that Mr. Ostrower will remain the Company’s principal financial officer until his resignation. Mr. Ostrower will remain a member of the Company’s Board of Directors following his resignation.

Furthermore, on November 7, 2019, the Board of Directors of the Company appointed Christa A. Vesy as Executive Vice President, Chief Financial Officer, Chief Accounting Officer and Treasurer of the Company, effective immediately after Mr. Ostrower’s resignation. Ms. Vesy, age 48, has served as the Executive Vice President and Chief Accounting Officer of the Company since February 2018. Ms. Vesy also serves as Executive Vice President and Chief Accounting Officer of SITE Centers Corp. (“SITE Centers”), a self-administered and self-managed real estate investment trust in the business of acquiring, owning, developing, redeveloping, expanding, leasing, financing and managing shopping centers and the parent of the Company’s external manager (collectively with SITE Centers, the “Manager”), a position she assumed in March 2012. From July 2016 to March 2017, Ms. Vesy also served as Interim Chief Financial Officer of SITE Centers. In these roles, Ms. Vesy oversees the property and corporate accounting and financial reporting functions for SITE Centers. Previously, Ms. Vesy served as Senior Vice President and Chief Accounting Officer of SITE Centers from November 2006. Prior to joining SITE Centers, Ms. Vesy worked for The Lubrizol Corporation, where she served as manager of external financial reporting and then as controller for the lubricant additives business segment. Prior to joining Lubrizol, from 1993 to September 2004, Ms. Vesy held various positions with the Assurance and Business Advisory Services group of PricewaterhouseCoopers LLP, a registered public accounting firm, including Senior Manager from 1999 to September 2004. Ms. Vesy graduated with a Bachelor of Science in business administration from Miami University. Ms. Vesy is a certified public accountant (CPA) and member of the American Institute of Certified Public Accountants (AICPA).

The Company has no employees. Ms. Vesy is an employee of the Manager.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RETAIL VALUE INC.

By:	/s/ Aaron M. Kitlowski
Name: Title:	Aaron M. Kitlowski Executive Vice President and Secretary

Date: November 7, 2019